Exhibit 21.1

SUBSIDIARIES OF AFFINIA GROUP INTERMEDIATE HOLDINGS INC.

Subsidiary Name	Jurisdiction of Organization
Affinia Group Inc.	Delaware
Affinia Automotiva Ltda.	Brazil
Affinia Automotive (Ireland) Limited	Ireland
Affinia Canada Corp.	Canada
Affinia Canada GP Corp.	Delaware
Affinia Canada Holdings Corp.	Canada
Affinia Canada LP	Canada
Affinia Cayman Corp.	Cayman Islands
Affinia Distribucion Mexico S.A. de C.V.	Mexico
Affinia Holdings S.A.S.	France
Affinia International Holdings Corp.	Delaware
Affinia Netherlands Holdings BV	Netherlands
Affinia Products Corp.	Delaware
Affinia Receivables LLC	Delaware
Affinia Servicos Administrativos S.A. de C.V.	Mexico
Affinia Southern Holdings LLC	Delaware
Affinia Venezuela C.A.	Venezuela
Arvis S.R.L.	Uruguay
Auto-Electricos de Mexico S.A. de C.V.	Mexico
Automotive Brake Company Inc.	Delaware
Balatas American Brakeblok S.A. de C.V.	Mexico
Brake Parts Argentina S.A.	Argentina
Brake Parts Inc.	Delaware
Fanacif S.A.	Uruguay
Farloc Argentina S.A.I.C.	Argentina
Frenos Lusac, S. de R.L. de C.V.	Mexico
Grupo Affinia Mexico S.A. de C.V.	Mexico
Iroquois Tool Systems, Inc.	Pennsylvania
Itapsa S.A. de C.V.	Mexico
Krizman International, Inc.	Delaware
Lusac Comphia de Mexico S.A. de C.V.	Mexico
Moprod (Ireland) Limited	Ireland
Pellegrino Distribuidora Autopecas Ltda	Brazil
Producciones Automotrices S.A. de C.V.	Mexico
QH Talbros Ltd.	India
Quinton Hazell Automotive Limited	United Kingdom
Quinton Hazell Belgium S.A.	Belgium
Quinton Hazell Deutschland GmbH	Germany
Quinton Hazell Espana (S.A.)	Spain
Quinton Hazell France S.A.S.	France
Quinton Hazell Italia SpA	Italy
Quinton Hazell Limited	Ireland
Quinton Hazell Luxembourg Sarl	Luxembourg
Quinton Hazell Nederland B.V.	Netherlands
Quinton Hazell Polska Sp. z o.o.	Poland
Supra Group Limited	United Kingdom

Subsidiary Name	Jurisdiction of Organization
Tianjin Wix Filter Corporation Limited	China
Wix Filtration Corp.	Delaware
Wix Filtration Media Specialists, Inc.	Delaware
Wix Filtration Products Europe Limited	United Kingdom
Wix Filtron Sp. z o. o.	Poland
Wix Filtron Sp. z o. o.	Ukraine
Wix Helsa Company	Delaware